                                                                     EXHIBIT 5.1



                           Sirius Satellite Radio Inc.
                           1221 Avenue of the Americas
                               New York, NY 10020


                                                                October 13, 2000


Sirius Satellite Radio Inc.
1221 Avenue of the Americas
New York, NY 10020


Dear Sirs:

    I am familiar with the Sirius Satellite Radio Inc. 401(k) Savings Plan (the "Plan") under which 100,000 shares of common stock, par value $0.001 per share, of Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), have been authorized for issuance (the "Shares"). I have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of 50,000 Shares and 50,000 Preferred Stock Purchase Rights (the "Rights"), which are appurtenant to, and trade with, the Shares. In this connection, I have examined such records, documents and proceedings, as I have deemed relevant and necessary as a basis for the opinion expressed herein.

    Based upon the foregoing, I am of the opinion that Shares have been duly authorized for issuance under the Plan by all proper corporate action and, when such Shares have been issued pursuant to the provisions of the Plan as set forth in the Registration Statement and any conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally issued, fully paid and non-assessable. When the Rights are issued in accordance with the terms of the Plan and the Rights Agreement between the Company and The Bank of New York, as Rights Agent, the Rights will be duly and validly issued.

    I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                            Very truly yours,


                                            /s/ Patrick L. Donnelly
                                            Patrick L. Donnelly
                                            Senior Vice President,
                                            General Counsel and Secretary